Exhibit 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PREMIER ALLIANCE GROUP, INC.

COMMON STOCK PURCHASE WARRANT

1.           Issuance; Certain Definitions.  In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by PREMIER ALLIANCE GROUP, INC., a Nevada corporation (the “Company”), _______________ or registered assigns (the “Holder”) is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, March 3, 2016 (the “Expiration Date”), _________________ fully paid and nonassessable shares of the Company’s Common Stock, $.001 par value per share (the “Common Stock”), at an initial exercise price per share of $0.77 per share, subject to further adjustment as set forth herein (the “Exercise Price”).  The shares of Common Stock issued upon exercise of this Warrant are referred to as “Warrant Shares.”  The period from the date of this Warrant through the Expiration Date is referred to as the “Exercise Period.”

2.           Exercise of Warrants.

(a)           This Warrant is exercisable in whole or in part at any time and from time to time in accordance with either this Section 2(a) or with Section 2(b).  Under this Section 2(a), exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph.  The date such Notice of Exercise is faxed or sent via e-mail to the Company shall be the “Exercise Date,” provided that, if this Warrant has been fully exercised, the Holder of this Warrant tenders this Warrant to the Company within five (5) business days thereafter.  The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise.  Upon surrender of this Warrant Certificate, if relevant, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock so purchased.  The Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check or wire transfer.  The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2 on the Exercise Date.

(b)           Cashless Exercise.  This Warrant may also be exercised at any time during the Exercise Period by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate representing the number of Warrant Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where:

           A = the volume-weighted average of the closing sale prices of the Company’s common stock for the ten consecutive trading days immediately preceding the date of such election;

B = the Exercise Price of this Warrant, as adjusted to the date of such calculation; and

X = the number of Warrant Shares with respect to which this Warrant is then being exercised.

3.           Adjustment of Exercise Price and Number of Warrant Shares.

3.1            Stock Dividends and Splits.   If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be adjusted to a number determined by dividing the number of shares issuable upon exercise of this Warrant immediately prior to such record date by the above fraction. Any adjustment made pursuant to this Section 3.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3.2            Reorganization, Reclassification, Consolidation, Merger or Sale.  If any recapitalization, reclassification or reorganization of the share capital of the Company, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities or other assets or property (a “Change”), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section 3, including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant.  The provisions of this Section 3.2 shall similarly apply to successive Changes.

3.3           Share Issuance.    If the Company shall issue during the one-year period commencing on the date of this Warrant, any Additional Stock (as hereinafter defined) without consideration or for a consideration less than the Exercise Price in effect on the date of and immediately prior to such issuance (the “Effective Price”) (or in the case of options and similar securities, the sum of the consideration received for the option and the consideration to be received upon exercise of such option), the Exercise Price shall be reduced to equal the Effective Price.  If the Company shall issue following the one-year period commencing on the date of this Warrant, any Additional Stock without consideration or for a consideration less than the Exercise Price in effect on the date of and immediately prior to such issuance (or in the case of options and similar securities, the sum of the consideration received for the option and the consideration to be received upon exercise of such option), the Exercise Price shall be reduced, concurrently with such issue, to an Exercise Price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of Common Shares which the aggregate consideration received by the Company for the total number of shares of Additional Stock so issued would purchase at such Exercise Price; and the denominator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of shares of Additional Stock so issued; provided, however, that, for the purposes of this Section 3.3, all Common Stock issuable upon conversion of the Company’s outstanding 7% Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”) and the Company’s outstanding 7% $2.10 Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”) shall be deemed to be outstanding.  “Additional Stock” as used herein shall mean any shares of Common Stock issued (or deemed to have been issued) or rights, warrants, options or other securities convertible into or exchangeable for Common Stock (including shares of Common Stock held in the Company’s treasury) by the Company after the date hereof, other than:

(a)           Common Stock issued or issuable upon conversion of the Series B Preferred Stock, the Series C Preferred Stock or the Cape One Financial LP Senior Secured Convertible Debenture (the “COF Debenture”) or upon exercise of this Warrant;

(b)           Common Stock issued or issuable upon the exercise of the warrants issued prior to the date of this Warrant to holders of the Series B Preferred Stock or the COF Debenture;

(c)           Common Stock issuable upon exercise of options outstanding as of the date of this Warrant;

(d)           Any stock issued as a dividend or distribution on the Series B Preferred Stock, the Series C Preferred Stock or the COF Debenture, or any event for which adjustment of the Exercise Price is made pursuant to this Section 3.3;

(e) securities issued in connection with a strategic merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity, in each case on terms approved by the holders of a majority of the Series C Preferred Stock, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights;

(f) securities or debt issued in connection with strategic license agreements and other partnering arrangements, in each case on terms approved by the holders of a majority of the Series C Preferred Stock, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights; and

(g) Common Stock issued to the Company’s employees, directors and consultants (or grants of options to purchase Common Stock to the Company’s employees, directors and consultants), in each case on terms approved by the holders of a majority of the Series C Preferred Stock.

If at any time as a result of the provisions of this Section 3.3, the Holder upon subsequent exercise shall become entitled to receive any securities other than Common Stock, the number and kind of such other securities so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.  The reduction of the Exercise Price described in this Section 3.3 is in addition to the other rights of the Holder described in the Securities Purchase Agreement of even date herewith (the “Purchase Agreement”).  Upon any reduction of the Exercise Price, the number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3.3) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 3.3) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

4.           Covenants of the Company.

4.1           Covenants as to Warrant Shares.  The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4.2           No Impairment.                                 Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

4.3.           Notice to Holder.

(a)            Notices of Record Date.   In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least 20 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b)            Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and provide a brief statement of the facts requiring such adjustment.

(c)            Notice to Allow Exercise by Holder.   If (i) the Company shall declare a dividend (or any other distribution) on the Common Stock; (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.  For the avoidance of doubt, the Holder is entitled to exercise this Warrant during the 20-day period commencing the date of such notice.

5.           Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

6.           Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

7.           Registration Rights. The Company agrees to file a registration statement or statements in accordance with the Purchase Agreement and the Registration Rights Agreement of even date herewith.

8.           Transfer to Comply with the Securities Act.   This Warrant has not been registered under the Securities Act of 1933, as amended (the “Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares.

  Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act.  Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 8.

9.           Notices.   Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or e-mail or sent by certified, registered or express mail, postage pre-paid.  Any such notice shall only be duly given and effective upon receipt (or refusal of receipt).  Any party may by notice given in accordance with this Section 9 to the other parties designate another address or person for receipt of notices hereunder.

10.           Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder.  This Warrant contains the full understanding of the Company and the Holder with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

11.           Governing Law.  This Warrant shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles of conflict of laws of such state which would result in the application of the laws of any other jurisdiction.  Each of the Company and the Holder consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements (as defined in the Purchase Agreement).

12.           Descriptive Headings.  The headings of this Warrant are for convenience of reference only and shall not form part of, or affect or alter the meaning or interpretation of any provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of this 3rd day of March 2011.

PREMIER ALLIANCE GROUP, INC.

By:_______________________________
Mark S. Elliott, President

NOTICE OF EXERCISE OF WARRANT

TO:  PREMIER ALLIANCE GROUP INC.
The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to exercise and purchase (check applicable box):

___           ________ shares of the Common Stock covered by such Warrant; or
___           ________ shares of the Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2(b) of the Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.   Such payment takes the form of (check applicable box or boxes):

___           $__________ in lawful money of the United States; and/or
___           the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a value of $_______ per share in accordance with Section 2(b) of the Warrant for purposes of this calculation); and/or

The undersigned requests that the certificates for such shares be issued in the name of, and delivered pursuant to DTC instructions below or to _______________________________________________ whose address is _______________________________________________________
______________________________________ .

DTC Instructions: __________________________________________________________________________________

If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:
Please insert social security or other identifying number: _____________

(Please print name and address)

Dated:___________________

________________________
(Signature must conform to name of holder as specified on the face of the Warrant)

________________________
________________________
________________________
(Address)